                          ESQUIRE COMMUNICATIONS LTD.
                               OFFER TO EXCHANGE
                   SHARES OF COMMON STOCK FOR ANY AND ALL OF
                 ITS REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                                                                    May 12, 1997

To Securities Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     Esquire Communications Ltd. (the 'Company') is enclosing to you copies of a Prospectus, dated May 9, 1997 (the 'Prospectus'), and related materials listed below for you to distribute to your clients, in connection with the Company's offer to exchange one share of its Common Stock, par value $.01 per share, for each five of its Redeemable Common Stock Purchase Warrants (the 'Warrants').

     Enclosed is a collated supply of the following documents:

          1. A form of letter, dated today, which you may send, as a cover letter to accompany the Prospectus and related materials, to your clients for whose accounts you hold Warrants registered in your name or the name of your nominee.

          2. A Letter to Holders from the Chairman of the Board of the Company dated today.

          3. The Prospectus.

          4. The Letter of Transmittal for your use and for the information of your clients.

          5. Form of Notice of Guaranteed Delivery.

          6. The guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

          7. A return envelope addressed to Continental Stock Transfer & Trust Company, the Exchange Agent.

     WE ARE ASKING YOU TO FORWARD THE ENCLOSED MATERIALS TO YOUR CLIENTS FOR WHOM YOU HOLD WARRANTS REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD WARRANTS REGISTERED IN THEIR OWN NAMES AND TO WHOM YOU HAVE PREVIOUSLY FORWARDED COPIES OF THE PROSPECTUS AND RELATED MATERIALS.

     Other than a fee to be paid to GKN Securities Corp. and Royce Investment Group, Inc. as solicitation agents for the Company, the Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Warrants pursuant to the Exchange Offer. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on June 12, 1997, unless the Exchange Offer is extended by the Company. The time at which the Exchange Offer expires is referred to as the 'Expiration Date.' Tendered Warrants may be withdrawn at any time prior to the Expiration Date and unless theretofore accepted for exchange by the Company, may also be withdrawn after 5:00 p.m., New York City time, on July 10, 1997. Moreover, the Exchange Agent shall deliver the Common Stock or return the tendered and withdrawn Warrants promptly after the Expiration Date or withdrawal of the tendered Warrants.

     To participate in the Exchange Offer, certificates for Warrants, or a timely confirmation of a book-entry transfer of such Warrants into the Exchange Agent's account at the Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company, in each case together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Letter of Transmittal and the Prospectus.

     If holders of the Warrants wish to tender, but it is impracticable for them to forward their Warrants prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under 'The Exchange Offer -- Procedure for Tendering Warrants' and the Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from the Exchange Agent, Continental Stock Transfer & Trust Company, by calling (212) 509-4000, extension 535.

                                          Very truly yours,



                                          ESQUIRE COMMUNICATIONS LTD.



     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL.